UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2022

Century Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40498	84-2040295
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3675 Market Street Philadelphia, Pennsylvania	19104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (267) 817-5790

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on Which Registered
Common Stock, par value $0.0001 per share	IPSC	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Research, Collaboration and License Agreement

On January 7, 2022, Century Therapeutics, Inc. (the “Company”) entered into a Research, Collaboration and License Agreement (the “Collaboration Agreement”) with Bristol-Myers Squibb Company (“BMS”) to collaborate on the research, development and commercialization of induced pluripotent stem cell derived, engineered natural killer cell and/or T cell programs for hematologic malignancies and solid tumors (each a “Collaboration Program,” and each product candidate developed within such Collaboration Program, a “Development Candidate”).

Pursuant to the Collaboration Agreement, the Company and BMS will initially collaborate on two Collaboration Programs and BMS has the option to add up to two additional Collaboration Programs, for an additional fee. The initial two Collaboration Programs are focused on acute myeloid leukemia (“AML”) and multiple myeloma, respectively. The two additional Collaboration Programs that BMS may elect to add to the collaboration will focus on targets chosen from a set of reserved targets or other targets selected by BMS, which can be nominated subject to certain conditions agreed with the Company and outlined in the Collaboration Agreement.

Under the Collaboration Agreement, the Company will be responsible for generating Development Candidates for each Collaboration Program with a goal of producing Development Candidates that meet pre-specified criteria. BMS has the option, exercisable for a specified period of time after the Development Candidate for each Collaboration Program is deemed to meet the applicable criteria, to elect to exclusively license from the Company the Development Candidates created in each Collaboration Program for pre-clinical development, clinical development and commercialization on a worldwide basis (each a “License Option”). Following BMS’s exercise of the License Option with respect to a Collaboration Program, the Company will be responsible for performing investigational new drug application (“IND”)-enabling studies, supporting BMS’s preparation and submission of an IND and manufacturing of clinical supplies until completion of a proof of concept clinical trial for the relevant Development Candidates, in each case at pre-agreed rates. BMS will be responsible for all regulatory, clinical, manufacturing (after the proof of concept clinical trial) and commercialization activities for such Development Candidates worldwide. The Company has the option to co-promote with BMS Development Candidates generated from the initial AML Collaboration Program and, if BMS elects to expand to a fourth Collaboration Program, Development Candidates generated from the fourth Collaboration Program.

Under the terms of the Collaboration Agreement, BMS will make a non-refundable, upfront cash payment of $100 million to the Company within thirty (30) days of execution of the Collaboration Agreement and will pay the Company an exercise fee upon the exercise of the License Option with respect to a Collaboration Program (each such Collaboration Program, a “Licensed Program” and product candidates developed under a Licensed Program, “Licensed Products”). With respect to each Licensed Program, BMS will pay the Company up to $235 million in milestone payments upon the first achievement of certain development and regulatory milestones within such Licensed Program. In addition, BMS will pay the Company up to $500 million per Licensed Product in net sales-based milestone payments. BMS will also pay the Company tiered royalties per Licensed Product as a percentage of net sales in the high-single digits to low-teens, subject to reduction for biosimilar competition, compulsory licensing and certain third party licenses costs. If Century exercises its co-promote option, such royalty percentage will be increased to low-teens to high-teens in respect of the sales of the co-promoted Licensed Products in the United States. The royalty term shall terminate on a Licensed Product-by-Licensed Product and country-by-country basis on the latest of (i) the twelve (12) year anniversary of the first commercial sale of such Licensed Product in such country, (ii) the expiration of any regulatory exclusivity period that covers such Licensed Product in such country, and (iii) the expiration of the last-to-expire licensed patent of the Company or a jointly owned patent that covers such the Licensed Product in such country. After expiration of the applicable royalty term for a Licensed Product in a country, all licenses granted by the Company to BMS for such Licensed Product in such country will be fully paid-up, royalty-free, perpetual and irrevocable.

The Collaboration Agreement includes customary representations and warranties, covenants and indemnification obligations for a transaction of this nature. The Company and BMS each have the right to terminate the agreement for material breach by, or insolvency of, the other party following notice, and if applicable, a cure period. BMS may also terminate the Collaboration Agreement in its entirety, or on a program-by-program basis, for convenience upon ninety (90) days’ notice.

The foregoing description of the Collaboration Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the Collaboration Agreement. A copy of the Collaboration Agreement will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending March 31, 2022.

Securities Purchase Agreement

In connection with the Collaboration Agreement, the Company and BMS entered into a Securities Purchase Agreement (the “Purchase Agreement”) on January 7, 2022, whereby the Company issued and sold and BMS purchased 2,160,760 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) (the “Shares”) at a price per share of $23.14, for an aggregate purchase price of $50 million. The Company and BMS expect to close on the purchase and sale of the Shares on January 12, 2022.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the Purchase Agreement, which is filed as Exhibit 10.1 to this Current Report and incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The description set forth in the section titled “Securities Purchase Agreement” in Item 1.01 of this Current Report is incorporated by reference into this Item 3.02. The Company’s sale of the Shares to BMS is exempt from registration pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and corresponding provisions of state securities or “blue sky” laws, and Regulation D promulgated under the Securities Act. The Shares sold and issued in connection with the Purchase Agreement have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration under the Securities Act or an applicable exemption from the registration requirements.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Document

10.1	Securities Purchase Agreement, by and between Century Therapeutics, Inc. and Bristol-Myers Squibb Company, dated January 7, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTURY THERAPEUTICS, INC.

By:	/s/ Osvaldo Flores, Ph.D.
Name:	Osvaldo Flores, Ph.D.
Title:	President and Chief Executive Officer

Date: January 10, 2022